As filed with the Securities and Exchange Commission on June 20, 2023
Registration No. 333-272422

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0068479 (I.R.S. Employer Identification No.)
2170 Piedmont Road, N.E.
Atlanta, Georgia 30324
(404) 888-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive
offices)

Kenneth D. Krause
Executive Vice President, Chief
Financial Officer and Treasurer
2170 Piedmont Road, N.E.
Atlanta, Georgia 30324
(404) 888-2000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
David S. Huntington, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this document on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Pre-Effective Amendment No.1 (this “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-272422), originally filed by Rollins, Inc. on June 5, 2023 (the “Registration Statement”). The sole purpose of this Amendment is to include Exhibit 4.2, the Form of Subordinated Indenture, as an exhibit filed herewith on the Exhibit Index hereto. Accordingly, this Amendment consists only of the cover page of the Registration Statement, this Explanatory Note, the Exhibit Index to the Registration Statement, the signature pages and Exhibit 4.2 filed herewith. This Amendment does not modify any provision of the prospectus contained in Part I or the balance of Part II of the Registration Statement.

Item 16. Exhibits
A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Exhibit Number	Description of Documents
1.1†	Form of Underwriting Agreement for Debt Securities.
1.2†	Form of Underwriting Agreement for Equity Securities.
1.3†	Form of Underwriting Agreement for Depositary Shares.
1.4†	Form of Underwriting Agreement for Purchase Contracts.
1.5†	Form of Underwriting Agreement for Units.
3.1	Restated Certificate of Incorporation of Rollins, Inc., dated July 28, 1981 (incorporated herein by reference to Exhibit (3)(i)(A) filed with the registrant’s Form 10-Q filed August 1, 2005).
3.2
Certificate of Amendment of Certificate of Incorporation of Rollins, Inc. dated August 20, 1987 (incorporated herein by reference to Exhibit 3(i)(B) filed with the registrant’s Form 10-K filed March 11, 2005).

3.3
Certificate of Change of Location of Registered Office and of Registered Agent dated March 22, 1994 (incorporated herein by reference to Exhibit (3)(i)(C) filed with the registrant’s Form 10-Q filed August 1, 2005).

3.4
Certificate of Amendment of Certificate of Incorporation of Rollins, Inc. dated April 25, 2006 (incorporated herein by reference to Exhibit 3(i)(D) filed with the registrant’s Form 10-Q filed October 31, 2006).

3.5
Certificate of Amendment of Certificate of Incorporation of Rollins, Inc. dated April 26, 2011 (incorporated herein by reference to Exhibit 3(i)(E) filed with the registrant’s Form 10-K filed February 25, 2015).

3.6
Certificate of Amendment of Certificate of Incorporation of Rollins, Inc. dated April 28, 2015 (incorporated herein by reference to Exhibit 3(i)(F) filed with the registrant’s Form 10-Q filed on July 29, 2015).

3.7
Certificate of Amendment of Certificate of Incorporation of Rollins, Inc. dated April 23, 2019 (incorporated herein by reference to Exhibit 3(i)(G) filed with the registrant’s Form 10-Q filed on April 26, 2019).

3.8
Certificate of Amendment of Certificate of Incorporation of Rollins, Inc. dated April 27, 2021 (incorporated herein by reference to Exhibit 3(i)(H) filed with the registrant’s Form 10-Q filed on July 30, 2021).

3.9	Amended and Restated By-laws of Rollins, Inc., dated May 20, 2021 (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on May 24, 2021).
4.1**	Form of Senior Indenture.
4.2*	Form of Subordinated Indenture.
4.3†	Form of Certificate of Designation.
4.4†	Form of Deposit Agreement.
4.5†	Form of Depositary Receipt.
4.6†	Form of Warrant Agreement.
4.7†	Form of Warrant.
4.8†	Form of Rights Agent Agreement.
4.9†	Form of Purchase Contract.
4.10†	Form of Unit Agreement.
4.11**	Registration Rights Agreement, dated as of June 5, 2023 between Rollins, Inc. and LOR, Inc.
5.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1**	Consent of Grant Thornton LLP.
23.2**	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).
24.1**	Powers of Attorney.
25.1**	Form T-1 Statement of Eligibility of Regions Bank to act as trustee under the Indenture.
107**	Calculation of Filing Fees Table.

__________________
*    Filed herewith.
**Previously filed.
†To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Rollins, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2023.

ROLLINS, INC.

By:	/s/ Kenneth D. Krause
Name: Kenneth D. Krause
Title: Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on June 20, 2023.

/s/ Jerry E. Gahlhoff, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)
Jerry E. Gahlhoff, Jr.

/s/ Kenneth D. Krause	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Kenneth D. Krause

/s/ Traci Hornfeck	Chief Accounting Officer (Principal Accounting Officer)
Traci Hornfeck

*	Chairman
Gary W. Rollins

*	Lead Director
Jerry W. Nix

*	Director
Susan R. Bell

*	Director
Donald P. Carson

*	Director
Patrick J. Gunning

*	Director
P. Russell Hardin

*	Director
Gregory B. Morrison

*	Director
Pamela R. Rollins

*	Director
Louise S. Sams

*	Director
John F. Wilson

* By: /s/ Kenneth D. Krause
Name:	Kenneth D. Krause
Title:	Attorney-in-Fact